EXHIBIT 10.199

AMENDMENT NO. 17 TO CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER

THIS AMENDMENT NO. 17 TO CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER (this “Amendment”) is made as of this 22nd day of April, 2019, by and among TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation, TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation, TWINLAB HOLDINGS, INC., a Michigan corporation, ISI BRANDS INC., a Michigan corporation, TWINLAB CORPORATION, a Delaware corporation, NUTRASCIENCE LABS, INC., a Delaware corporation (formerly known as TCC CM Subco I, Inc.), NUTRASCIENCE LABS IP CORPORATION, a Delaware corporation (formerly known as TCC CM Subco II, Inc.), ORGANIC HOLDINGS LLC, a Delaware limited liability company, RESERVE LIFE ORGANICS, LLC, a Delaware limited liability company, RESVITALE, LLC, a Delaware limited liability company, RE-BODY, LLC, a Delaware limited liability company, INNOVITAMIN ORGANICS, LLC, a Delaware limited liability company, ORGANICS MANAGEMENT LLC, a Delaware limited liability company, COCOAWELL, LLC, a Delaware limited liability company, FEMBODY, LLC, a Delaware limited liability company, RESERVE LIFE NUTRITION, L.L.C., a Delaware limited liability company, INNOVITA SPECIALTY DISTRIBUTION LLC, a Delaware limited liability company, and JOIE ESSANCE, LLC, a Delaware limited liability company (each of the foregoing Persons being referred to herein individually as a “Borrower”, and collectively as “Borrowers”), and MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Funding X Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Existing Credit Agreement referenced below, each as a Lender.

RECITALS

A.     Pursuant to that certain Credit and Security Agreement dated as of January 22, 2015 by and among Borrowers, Agent and Lenders (the “Original Agreement”) (as amended by that certain Amendment No. 1 to Credit and Security Agreement and Limited Consent dated as of February 4, 2015, by that certain Amendment No. 2 to Credit and Security Agreement and Limited Consent dated as of April 7, 2015, by that certain Amendment No. 3 to Credit and Security Agreement and Limited Consent dated as of April 30, 2015, by that certain Amendment No. 4 to Credit and Security Agreement and Limited Waiver dated as of June 30, 2015, by that certain Amendment No. 5 to Credit and Security Agreement and Limited Consent dated as of June 30, 2015, by that certain Amendment No. 6 to Credit and Security Agreement, Limited Consent and Limited Waiver dated as of September 9, 2015, by that certain Amendment No. 7 and Joinder Agreement to Credit and Security Agreement dated as of October 5, 2015, by that certain Amendment No. 8 to Credit and Security Agreement dated as of January 28, 2016, by that certain Amendment No. 9 to Credit and Security Agreement dated as of April 5, 2016, by that certain Amendment No. 10 to Credit and Security Agreement dated as of August 11, 2016, but effective as of July 29, 2016, by that certain Amendment No. 11 to Credit and Security Agreement dated as of September 1, 2016, by that certain Amendment No. 12 to Credit and Security Agreement and Limited Consent dated as of December 2, 2017, by that certain Amendment No. 13 to Credit and Security Agreement and Limited Consent dated as of August 30, 2017, by that certain Amendment No. 14 to Credit and Security Agreement and Limited Waiver dated as of March 22, 2018, by that certain Amendment No. 15 to Credit and Security Agreement dated as of December 4, 2018, and by that certain Amendment No. 16 to Credit and Security Agreement (the “Sixteenth Amendment”) dated as of January 22, 2019 (the “Existing Credit Agreement”), Agent and Lenders agreed to make available to Borrowers a secured revolving credit facility in an amended principal amount of up to $5,000,000 from time to time (as amended, modified, supplemented, extended and restated from time to time). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Existing Credit Agreement.

B.     Borrowers have failed to satisfy Section 6.2 (Minimum Adjusted EBITDA) of the Credit Agreement because Borrowers’ Adjusted EBITDA was less than $1,400,000 with respect to the measurement period from January 1, 2018 to December 31, 2018, and such failure constitutes an Event of Default under the Credit Agreement (the “Existing Event of Default”). Borrowers have requested that Agent and the Lenders waive the Existing Event of Default, and Agent and Lenders have agreed to do so, in accordance with the terms and subject to the conditions set forth herein

C.     Borrowers have requested that the Administrative Agent and the Lenders agree to amend the Existing Credit Agreement to, among other things, (i) extend the Commitment Expiry Date, (ii) increase the Revolving Loan Commitment Amount from $5,000,000 to $12,000,000, (iii) modify the financial covenants and (iv) revise other provisions.

D.      Borrowers, Agent and Lenders have agreed to amend the Existing Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.     Recitals. This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.     Amendments to Existing Credit Agreement.

(a)   Original Agreement. The Original Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit and Security Agreement attached as Exhibit A hereto. So as to avoid any confusion, Exhibit A sets forth the operative terms of the Existing Credit Agreement after giving effect to this Amendment (as may be as further amended, modified, supplemented, extended and restated from time to time, the “Credit Agreement”), but does not include any Annexes, Exhibits or Schedules.

(b)    Annex A. Annex A to the Existing Credit Agreement containing the Commitment Annex is hereby amended and restated as set forth on Exhibit B attached to and made a part of this Amendment.

(c)   Exhibit B. Exhibit B to the Existing Credit Agreement containing the Compliance Certificate is hereby amended and restated as set forth on Exhibit C attached to and made a part of this Amendment.

(d)   Certain Schedules. Schedules 3.4, 3.17, 3.19, 5.1, 5.14 and 9.2 to the Existing Credit Agreement are hereby amended and restated as set forth on Exhibit D attached to and made a part of this Amendment, and shall be deemed to be given as of the date of this Amendment.

3.     Limited Waiver. Each of the Borrowers hereby acknowledges and agrees that the Existing Event of Default continues to exist as of the date hereof. At the request of and as an accommodation to Borrowers and subject to the terms and conditions set forth herein, Agent and Lenders hereby waive the Existing Event of Default. The limited waiver set forth in this Section 3 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document, including, without limitation, the rights of the Agent under Section 2.1(b)(i) of the Credit Agreement; (c) waive any other Event of Default that may exist as of the date hereof; (d) waive compliance with Section 6.2 of the Credit Agreement for any period other than with respect to the measurement period from January 1, 2018 to December 31, 2018; or (e) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

4.     Confirmation of Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Existing Credit Agreement are, after giving effect to this Amendment and the transactions contemplated hereby, true and correct with respect to such Borrower as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date or except as specifically amended pursuant to the terms of this Amendment, and (b) covenants to perform its respective obligations under the Existing Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

4.     Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Borrower, and is enforceable against each of the Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5.      Costs and Fees. In consideration of Agent’s agreement to enter into this Amendment, Borrower shall pay to Agent a modification fee equal to One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) (the “Modification Fee”). The Modification Fee shall be fully earned upon the execution of this Amendment. Borrowers will be given a $33,333.33 credit towards the Modification Fee for a fee paid in connection with the Sixteenth Amendment. Furthermore, Borrowers shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed. Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 5 from the proceeds of one or more Revolving Loans made under the Existing Credit Agreement after giving effect to this Amendment.

6.      Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)     Borrowers shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Borrower;

(b)     Borrowers shall have delivered to Agent an Amended and Restated Revolving Loan Note, duly executed by an authorized officer of each Borrower;

(c)     all representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(d)     Agent shall have received from Borrowers all of the fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses.

7.     Post-Seventeenth Amendment Closing Requirements. Borrowers shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

(a)     As soon as possible, but in any case within thirty (30) days of the Seventeenth Amendment Closing Date, Borrowers shall deliver or cause to be delivered to Agent, an updated Schedule 3.17 (Material Contracts) and an updated Schedule 3.19 (Intellectual Property), such Schedule being deemed to be given as of the Seventeenth Amendment Closing Date.

(b)     As soon as possible, but in any case within fourteen (14) days of the Seventeenth Amendment Closing Date, Borrowers shall deliver or cause to be delivered to Agent fully executed Deposit Account Control Agreements in form and substance satisfactory to Agent with respect to each of the deposit accounts at Bank of America ending in (i) 5106, (ii) 5119 and (iii) 4089.

(c)     As soon as possible, but in any case within thirty (30) days of the Seventeenth Amendment Closing Date, Borrowers shall deliver or cause to be delivered to Agent one or more fully executed Grants of Security Interest in Patent and Trademarks in form and substance satisfactory to Agent with respect to all of the U.S. registered intellectual property of Borrowers not subject to such an agreement in favor of Agent as of the Seventeenth Amendment Closing Date.

(d)     As soon as possible, but in any case within ninety (90) days of the Seventeenth Amendment Closing Date, Borrowers shall deliver or cause to be delivered to Agent fully-executed copies of amendments to the Subordinated Debt Documents extending the maturity date of each of the Penta Debt, JL-BBNC Debt, Golisano Holdings Debt, Great Harbor Debt and Little Harbor Debt to be no earlier than October 22, 2021, and otherwise in form and substance satisfactory to Agent in all respects or provide evidence such Debt has been discharged in full, provided that no portion of the Revolving Loans or the Collateral shall be used, directly or indirectly, to make payment on such Subordinated Debt.

(e)     On or before August 31, 2020, the Borrowers shall (i) deliver or cause to be delivered to Agent fully-executed copies of amendments to the Subordinated Debt Documents extending the maturity date of the Macatawa Debt to be no earlier than six months after the Commitment Expiry Date, and otherwise in form and substance satisfactory to Agent in all respects, (ii) refinance the Macatawa Debt with Refinancing Debt having a maturity date no earlier than October 22, 2021 or (iii) obtain the written consent of the Agent to the repayment of the Macatawa Debt at its current maturity date of November 30, 2020, which consent may be withheld in the Agent’s sole and absolute discretion.

8.     Release. Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Financing Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Indemnitee and any Borrower, or (d) any other actions or inactions by any Indemnitee, all on or prior to the Effective Date. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

9.     No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Existing Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed, except as expressly provided in this Amendment, as a waiver of any existing Defaults or Events of Default under the Existing Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Existing Credit Agreement.

10.   Affirmation. Except as specifically amended and waived pursuant to the terms hereof, the Existing Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Existing Credit Agreement (as amended and modified hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

11.    Miscellaneous.

(a)     Reference to the Effect on the Existing Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Existing Credit Agreement, as amended and modified by this Amendment. Except as specifically amended and waived above, the Existing Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b)     Incorporation of Existing Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Existing Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)      Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)     Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

12.  Note.  As of the February 13, 2019, Lender has determined not to evidence its Revolving Loan Commitment or any portion of its Obligations under the Credit Agreement by a Note from Borrowers.  Agent shall maintain a record of the Lenders and their respective amounts in accordance with the terms of the Credit Agreement.  Borrowers acknowledge and agree that all outstanding Obligations, including, without limitation, principal and interest under the Note as of the date hereof continue in full force and effect and the cancellation of the Note shall not constitute a novation of any of the Obligations evidenced by the Note

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem	(SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

BORROWERS:	TWINLAB CONSOLIDATED HOLDINGS, INC.
TWINLAB CONSOLIDATION CORPORATION
TWINLAB HOLDINGS, INC.
TWINLAB CORPORATION
ISI BRANDS, INC.
NUTRASCIENCE LABS, INC.
NUTRASCIENCE LABS IP CORPORATION

	By:	/s/Anthony Zolezzi	(SEAL)
	Name:	Anthony Zolezzi
	Title:	Chief Executive Officer

ORGANIC HOLDINGS LLC

	By:	/s/Anthony Zolezzi	(SEAL)
	Name:	Anthony Zolezzi
	Title:	Sole Manager

RESERVE LIFE ORGANICS, LLC
RESVITALE, LLC
RE-BODY, LLC
INNOVITAMIN ORGANICS, LLC
ORGANICS MANAGEMENT LLC
COCOAWELL, LLC
FEMBODY, LLC
RESERVE LIFE NUTRITION, L.L.C.
INNOVITA SPECIALTY DISTRIBUTION LLC
JOIE ESSANCE, LLC

	By:	ORGANIC HOLDINGS LLC,
its sole Member

	By:	/s/Anthony Zolezzi	(SEAL)
	Name:	Anthony Zolezzi
	Title:	Sole Manager

EXHIBIT A

Existing Credit Agreement

After Giving Effect To Amendment No. 17

EXHIBIT B

Commitment Annex

Annex A to Credit Agreement (Commitment Annex)

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage
MidCap Funding IV Trust	$12,000,000	100%
TOTALS	$12,000,000	100%

EXHIBIT C

Compliance Certificate

Exhibit B to Credit Agreement (FORM OF Compliance Certificate)

COMPLIANCE CERTIFICATE

This Compliance Certificate is given by _____________________, a Responsible Officer of TWINLAB CONSOLIDATION CORPORATION (the “Borrower Representative”), pursuant to that certain Credit and Security Agreement dated as of January 22, 2015 among the Borrower Representative, TWINLAB CONSOLIDATED HOLDINGS, INC., TWINLAB HOLDINGS, INC., ISI BRANDS INC., TWINLAB CORPORATION, NUTRASCIENCE LABS, INC.(formerly known as TCC CM Subco I, Inc.), NUTRASCIENCE LABS IP CORPORATION (formerly known as TCC CM Subco II, Inc.), ORGANIC HOLDINGS LLC, RESERVE LIFE ORGANICS, LLC, RESVITALE, LLC, RE-BODY, LLC, INNOVITAMIN ORGANICS, LLC, ORGANICS MANAGEMENT LLC, COCOAWELL, LLC, FEMBODY, LLC, RESERVE LIFE NUTRITION, L.L.C., INNOVITA SPECIALTY DISTRIBUTION, LLC, JOIE ESSANCE, LLC and any additional Borrower that may hereafter be added thereto (collectively, “Borrowers”), MidCap Funding IV Trust, as successor by assignment from MidCap Funding X Trust (successor by assignment from MidCap Financial Trust), individually as a Lender and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

(a)     the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Consolidated Subsidiaries as of the dates and the accounting period covered by such financial statements;

(b)     I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Consolidated Subsidiaries during the accounting period covered by such financial statements and such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(c)     except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers and Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which any Borrower or Guarantor conduct business;

(d)     except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of (i) any federal or state tax liens having been filed against any Borrower, Guarantor or any Collateral or (ii) any failure of any Borrower or Guarantors to make required payments of withholding or other tax obligations of any Borrower or Guarantors during the accounting period to which the attached statements pertain or any subsequent period.

(e)     Schedule 5.14 to the Credit Agreement contains a complete and accurate statement of all deposit accounts and investment accounts maintained by Borrowers and Guarantors;

(f)     except as noted on Schedule 4 attached hereto and Schedule 3.6 to the Credit Agreement, the undersigned has no knowledge of any current, pending or threatened: (i) litigation against any Borrower or Guarantor; (ii)     inquiries, investigations or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of any Borrower or Guarantor; or (iii) any default by any Borrower or Guarantor under any Material Contract to which it is a party.

(g)     except as noted on Schedule 5 attached hereto, no Borrower or Guarantor has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Agent on Schedule 3.17 to the Credit Agreement or any Schedule 5 to any previous Compliance Certificate delivered by the Company to Agent.

(j)     except as noted on Schedule 6 attached hereto, no Borrower or Guarantor has acquired, by purchase or otherwise, any Chattel Paper, Letter of Credit Rights, Instruments, Documents or Investment Property that has not previously been reported to Agent on any Schedule 6 to any previous Compliance Certificate delivered by Borrower Representative to Agent.

(k)     except as noted on Schedule 7 attached hereto, no Borrower or Guarantor is aware of any commercial tort claim that has not previously been reported to Agent on any Schedule 7 to any previous Compliance Certificate delivered by Borrower Representative to Agent.

(l)      Borrowers and Guarantors (if any) are in compliance with the covenants contained in Article 6 of the Credit Agreement, and in any Guarantee constituting a part of the Financing Documents, as demonstrated by the calculation of such covenants below, except as set forth below; in determining such compliance, the following calculations have been made: [See attached worksheets]. Such calculations and the certifications contained therein are true, correct and complete.

The foregoing certifications and computations are made as of ________________, 201__ (end of month) and as of _____________, 201__.

Sincerely,

TWINLAB CONSOLIDATION CORPORATION

By:
Name:
Title:

Adjusted EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable period is calculated as follows, in each case, determined on a consolidated basis in accordance with GAAP:

Net Income for the period of the Borrowers, being the consolidated net income (or loss) of the Borrowers and their Subsidiaries for the period in question, after giving effect to deduction for provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP; provided, however, that for purposes of calculating Net Income, there shall be excluded and no effect shall be given to (a) one-time extraordinary income items, as determined in accordance with GAAP, and (b) any Net Income attributable to any Subsidiary to the extent that any Borrower (or any Subsidiary through which such Borrower owns the subject Subsidiary) is prohibited (bylaw, contract minority ownership rights or otherwise) from receiving a distribution of such Net Income from such Subsidiary:

$

Minus:	Any extraordinary gains, interest income, non-operating income, non-cash income and income tax benefits and decreases in any change in LIFO or any other inventory reserves for the period	$

Plus:

non-cash extraordinary losses (including non-cash expenses with respect to stock option and stock based employee compensation programs), Interest Expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for the period

$

EBITDA for the Defined Period:		$

Plus:

any expenses relating to Acquisitions through the end of Fiscal Year 2015, plus severance payments and other costs relating to permanent headcount reductions, all as determined by GAAP, plus a one-time addback for a non-recurring lease payment to be made in order to terminate the Florida Lease of up to $2,000,000, which termination of the Florida Lease will be on terms and conditions satisfactory to the Agent.

$

Adjusted EBITDA for the Defined Period		$

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charge Coverage Ratio for the applicable period is calculated as the ratio of:

Adjusted EBITDA for the period (calculated pursuant to the Adjusted EBITDA Worksheet)		$

Plus:	cash received during such period for Equity Interests so long as such cash is used as working capital and such cash is not received more than two times in any trailing-twelve-months period	$

Minus:	Capital Expenditures not financed by the seller of the capital asset or by a third party lender made (to the extent not already incurred in a prior period) or incurred during such period	$

Minus:	cash taxes paid during such period, to the extent greater than zero	$

Minus:	Permitted Distributions under clause (d) of the definition of that term	$

Total for the period:
$

To

Fixed Charges for the applicable period, which is calculated with respect to the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, as follows:

Cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense),		$

Plus:	principal payments paid in cash in respect of Debt paid during such period, including cash payments with respect to Capital Leases, but excluding principal payments made on the Revolving Loans	$

Plus:	all Permitted Distributions (other than Permitted Distributions under clause (d) of the definition of that term) and other distributions paid in cash during such period	$

Fixed Charges for the applicable period:		$

Ratio:

Minimum Liquidity Worksheet (Attachment to Compliance Certificate)

Revolving Loan Availability plus cash and cash equivalents that are (a) owned by any Borrower, and (b) not subject to any Lien other than a Lien in favor of Agent, excluding, however, any cash and cash equivalents in a specified amount pledged to or held by Agent to secure a specified Obligation in that amount.	$

Covenant Compliance:

Minimum Adjusted EBIDTA	$

Minimum Fixed Charge Coverage Ratio for the period		to 1.0

Minimum Liquidity	$

In Compliance		Yes/No

EXHIBIT D

Schedules 3.4, 3.17, 3.19, 5.1, 5.14 and 9.2